UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 17, 2008

CAPITAL GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13078	13-3180530
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

76 Beaver Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2008, the Board of Directors amended our By-Laws with regard to the required quorum for Board of Directors’ meetings and the time period within which we are required to hold our annual meeting of Stockholders.

Article III, Section 6 of our By-Laws provided that a quorum for Board of Directors meetings shall consist of two directors. This provision is inconsistent with the current practice of the Board and technically does not comply with the requirements of the Delaware General Corporation Law. To rectify this, that section has been amended to require that a quorum for meetings of the Board of Directors shall be a majority of the total number of directors.

Article II, Section 1 of our By-Laws provided that the annual meeting of Stockholders shall be held within five months after close of our fiscal year. That section has been amended to be consistent with the rules of the Toronto Stock Exchange (on which our Common Stock is listed) to permit such meeting to be held within six months after the close of our fiscal year.

For more detailed information, please see our Amended and Restated By-Laws, attached hereto as Exhibit 3.2.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Exhibit Title

3.2	Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

April 18, 2008	By:	s/Christopher M. Chipman
Christopher M. Chipman, CFO